EXHIBIT 99.1

FOR IMMEDIATE RELEASE Contacts: Ray Davis President/CEO Umpqua Holdings Corporation 503-727-4101 raydavis@umpquabank.com	Ron Farnsworth SVP/Finance Umpqua Holdings Corporation 503-727-4108 ronfarnsworth@umpquabank.com

UMPQUA HOLDINGS REPORTS FOURTH QUARTER AND FULL YEAR 2007 RESULTS

PORTLAND, Ore. – January 24, 2008 – Umpqua Holdings Corporation (NASDAQ: UMPQ), parent company of Umpqua Bank and Strand, Atkinson, Williams & York, Inc., today announced fourth quarter 2007 operating earnings of $9.6 million, or $0.16 per diluted share, compared to $24.8 million, or $0.42 per diluted share, for the fourth quarter of 2006. Operating earnings exclude merger related expenses, net of tax. Including merger related expenses, net income for the fourth quarter of 2007 was $9.5 million, or $0.16 per diluted share, compared to $24.5 million, or $0.42 per diluted share for the fourth quarter of 2006.

For the full year 2007, the Company reports operating earnings of $65.3 million, or $1.08 per diluted share, compared to $87.3 million, or $1.65 per diluted share, for the full year 2006. Including merger related expenses, net income for the full year 2007 was $63.3 million, or $1.05 per diluted share, compared to $84.4 million, or $1.59 per diluted share for the full year 2006.

Significant income statement items for the fourth quarter of 2007 include:

  Accrual for estimated pro-rata share of VISA membership litigation related to American Express ($3.9 million) and Discover ($1.2 million), reduced earnings per diluted share by $0.05 after tax;
  Reversal of $2.3 million in interest income related to new non-accrual loans, representing a reduction in earnings per diluted share of $0.02 after tax;
  Provision for loan losses of $17.8 million, representing a reduction of $0.18 per diluted share after tax; and,
  Lower effective tax rate to approximately 25% of pre-tax income based on increased impact of tax- credit investments, represents an addition of $0.02 per diluted share from the year to date September 2007 effective tax rate of 35%.

In addition:

  Non-performing assets ended the quarter at 1.18% of total assets, related primarily to the housing market downturn over the last two quarters and its impact on our residential development portfolio.
  Approximately $4.8 million of the non-performing assets were paid current in the first week of January 2008.
  Fourth quarter 2007 net charge-offs were $21.2 million. For the full year, net charge-offs were $22.0 million, or 0.38% of average loans;
  Full year organic loan and deposit growth was 5%, excluding the North Bay acquisition;
  Net interest margin, on a tax equivalent basis, declined 20 basis points during the fourth quarter, to 4.00%, of which 13 basis points related to interest reversal on new non-accrual loans noted above;
  Cost of interest bearing deposits decreased 16 basis points during the fourth quarter.

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2007 Results
January 24, 2008

"Umpqua’s management team has been quick to identify and report problem credits associated with the economic down-turn plaguing the country. This has resulted in another quarter where the Company incurred a higher than normal provision for loan losses," said Ray Davis, president and CEO of Umpqua Holdings Corporation. "We have been active in aggressively resolving these credits and look forward to improved credit quality results in the future".

The following is a comparison of net income to operating earnings for all periods presented:

	Quarter ended:		Sequential		Year over
				Quarter	Year
(Dollars in thousands, except per share data)	12/31/07	9/30/07	12/31/06	% Change	% Change

Net Income	$9,516	$13,177	$24,533	(28)%	(61)%
Add Back: Merger related expenses, net of tax	71	158	249	(55)%	(71)%

Operating Earnings	$9,587	$13,335	$24,782	(28)%	(61)%

Earnings per diluted share:
Net Income	$0.16	$0.22	$0.42	(27)%	(62)%
Operating Earnings	$0.16	$0.22	$0.42	(27)%	(62)%

	Year ended:		Year over
			Year
(Dollars in thousands, except per share data)	12/31/07	12/31/06	% Change

Net Income	$63,268	$84,447	(25)%
Add Back: Merger related expenses, net of tax	1,991	2,864	(30)%

Operating Earnings	$65,259	$87,311	(25)%

Earnings per diluted share:
Net Income	$1.05	$1.59	(34)%
Operating Earnings	$1.08	$1.65	(35)%

Credit quality
Non-performing assets were $98.0 million, or 1.18% of total assets, as of December 31, 2007. Of this amount, $9.8 million represented loans past due greater than 90 days and still accruing interest, $81.3 million of non-accrual loans, and $6.9 million of other real estate owned. Included in non-accrual loans is one $24.7 million relationship where management anticipates no loss on future resolution. Excluding this relationship, non-accrual loans total $56.6 million, with an average balance of $1.6 million. Approximately $4.8 million of the loans past due greater than 90 days were paid current in the first week of January 2008.

Within other real estate owned, there were $14.5 million of additions during the fourth quarter, and $17.9 million of sales, resulting in the ending balance of $6.9 million at December 31, 2007.

Within the allowance for credit losses, the Company has identified $9.9 million of reserves related to these non-accrual loans, which are specifically measured for impairment. Management views this reserve as adequate to absorb future losses that may arise from resolution of these loans. The calculated provision for loan losses for the fourth quarter was $13.8 million. An additional provision of $4.0 million was added to the unallocated portion of the allowance due to the current economic environment, increasing the total provision recognized in the fourth quarter to $17.8 million. The unallocated portion of the allowance for credit losses

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2007 Results
January 24, 2008

was 4.8% as of December 31, 2007, compared to an insignificant unallocated allowance in the previous quarter.

For the full year 2007, the Company had net charge-offs of $22.0 million, compared to net charge-offs of $574 thousand for the full year 2006. The ratio of net charge-offs to average loans was 0.38% for the full year 2007. The allowance for credit losses was 1.42% of total loans and leases at December 31, 2007, compared to 1.15% of total loans and leases at December 31, 2006.

Total construction loans at December 31, 2007 were $1.2 billion. Within this total, the residential development loan segment is $674 million, and decreased $90 million, or 12%, from September 30, 2007. The average residential development loan is $894 thousand. Oregon/Washington residential development loans total $391 million, a decrease of 7% from the third quarter. California residential development loans total $283 million, a decrease of 17% from the third quarter. The remaining $514 million in construction loans are commercial construction projects. These commercial construction loans are uniquely different than the residential development loans and are performing with no notable issues.

Net interest margin
The Company reported a tax equivalent net interest margin of 4.00% for the fourth quarter of 2007, compared to 4.73% for the fourth quarter of 2006, and 4.20% for the third quarter of 2007. The decrease in net interest margin over the last year resulted from volatility in short-term market interest rates and the competitive climate, characterized by increasing deposit costs combined with declining earning asset yields, which was partially attributed to the interest income reversal discussed previously. The $2.3 million interest reversal on new non-accrual loans noted above resulted in a 13 basis point decline in the tax equivalent net interest margin during the quarter.

Balance sheet
The Company completed its acquisition of North Bay Bancorp on April 26, 2007 by issuing 5,163,573 shares in connection with this acquisition, with a total deal value of $142.3 million. The following table presents the 2007 organic growth rates, which exclude the effects of the North Bay Bancorp acquisition:

(dollars in thousands)	Loans and Leases	Deposits	Assets

As reported, 12/31/07	$6,055,635	$6,589,326	$8,340,053
less: 12/31/06 balances	5,361,862	5,840,294	7,344,236

Total growth	693,773	749,032	995,817

less: acquisition	442,950	462,624	727,799

Organic growth	$250,823	$286,408	$268,018

Annual organic growth rate	5%	5%	4%

Total consolidated assets as of December 31, 2007 were $8.3 billion, compared to $7.3 billion a year ago. Total gross loans and leases, and deposits, were $6.1 billion and $6.6 billion, respectively, as of December 31, 2007, compared to $5.4 billion and $5.8 billion, respectively, a year ago.

As of December 31, 2007, total shareholders’ equity was $1.2 billion. Book value per share was $20.67 and tangible book value per share was $7.92. During 2007, the company repurchased 4.01 million shares of stock at a weighted average price of $23.73 per share. There were no repurchases of common stock during the fourth quarter of 2007. The total remaining available common shares authorized for repurchase is approximately 1.54 million.

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2007 Results
January 24, 2008

VISA related accruals
On November 7, 2007, Visa Inc. announced that it had reached a settlement with American Express related to an antitrust lawsuit. Umpqua Bank and certain other Visa member banks are obligated to fund the settlement and share in losses resulting from litigation.

Previously, Visa Inc. announced that it completed restructuring transactions in preparation for an initial public offering of its Class A stock planned for early 2008, and, as part of those transactions, Umpqua's membership interest in Visa was exchanged for Class B stock of Visa, Inc. In connection with Visa's planned offering, it is expected that a portion of the Class B shares will be redeemed for cash, with the remaining shares to be converted to Class A shares three years after the offering or upon settlement of certain covered litigation, whichever is later. Visa is expected to set aside a portion of the proceeds from the offering to fund the American Express settlement and other litigation judgments or settlements that may occur.

In connection with the announced American Express settlement, Umpqua recorded, in the fourth quarter of 2007, a liability and corresponding expense of $3.9 million pre-tax. In addition, Visa notified the Company of a contingency reserve related to unsettled litigation with Discover Card. In connection with this potential contingency, Umpqua recorded, in the fourth quarter of 2007, a liability and corresponding expense of $1.2 million pre-tax. These membership litigation accruals, combined, represent $0.05 per diluted share after tax.

Although the outcome of Visa’s initial public offering is currently not known, Umpqua anticipates that its proportionate share of the proceeds of the planned initial public offering by Visa will more than offset any liabilities related to Visa litigation, and no cash payments from Umpqua will be made in settlement of these liabilities.

Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. Umpqua believes that non-GAAP financial measures provide investors with information useful in understanding Umpqua’s financial performance. Umpqua provides measures based on “operating earnings,” which exclude merger-related expenses. Operating earnings per diluted share is calculated by dividing operating earnings by the same diluted share total used in determining diluted earnings per share. A reconciliation of these non-GAAP measures to the most comparable GAAP equivalent is included in the attached financial tables or where the non-GAAP measure is presented.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. In this press release we make forward-looking statements about identification and management of problem loans, resolution of non-accrual loans, the level of anticipated non-performing assets and gross loan charge-offs in 2008, the adequacy of the allowance for loan losses, Visa's planned initial public offering, redemption and conversion of Visa Class B stock and the value of proceeds of redemption of Class B Visa stock. Specific risks that could cause results to differ from the forward-looking statements are set forth in our filings with the SEC and include, without limitation, further deterioration in credit quality, our ability to resolve non-accrual loans in a satisfactory manner, Visa's ability to complete its public offering as planned, Visa's financial performance and fluctuations in the value of Visa stock, additional Visa Inc. litigation and the timing of and our ability to liquidate equity interests in Visa.

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2007 Results
January 24, 2008

About Umpqua Holdings Corporation
Umpqua Holdings Corporation (NASDAQ: UMPQ) is the parent company of Umpqua Bank, an Oregon-based community bank recognized for its entrepreneurial approach, innovative use of technology, and distinctive banking solutions. Umpqua Bank has 147 locations between Napa, Calif. and Bellevue, Wash., along the Oregon and Northern California Coast and in Central Oregon. Umpqua Holdings also owns a retail brokerage subsidiary Strand, Atkinson, Williams & York, Inc., which has locations in Umpqua Bank stores and in dedicated offices throughout Oregon and Southwest Washington. Umpqua Bank's Private Client Services Division provides tailored financial services and products to individual customers. Umpqua Holdings Corporation is headquartered in Portland, Ore. For more information, visit www.umpquaholdingscorp.com.

Umpqua Holdings Corporation will conduct a quarterly earnings conference call Thursday, January 24, 2008, at 10:00 a.m. PST (1:00 p.m. EST) during which the Company will discuss fourth quarter and full year 2007 results and provide an update on recent activities. There will be a question-and-answer session following the presentation. Shareholders, analysts and other interested parties are invited to join the call by dialing 800-752-8363 a few minutes before 10:00 a.m. The conference ID is “29921028.” Information to be discussed in the teleconference will be available on the Company’s website prior to the call at www.umpquaholdingscorp.com. A rebroadcast can be found approximately two hours after the conference call by dialing 800-642-1687, or by visiting the Company’s website.

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2007 Results
January 24, 2008

Umpqua Holdings Corporation Consolidated Statements of Income (Unaudited)

		Quarter Ended:

				Sequential	Year over
				Quarter	Year
Dollars in thousands, except per share data	Dec 31, 2007	Sep 30, 2007	Dec 31, 2006	% Change	% Change

Interest income
Loans and leases	$112,050	$116,111	$106,757	(3)%	5%
Interest and dividends on investments:
Taxable	9,515	9,137	7,169	4%	33%
Exempt from federal income tax	1,671	1,588	1,142	5%	46%
Dividends	76	96	80	(21)%	(5)%
Temporary investments	976	929	1,366	5%	(29)%

Total interest income	124,288	127,861	116,514	(3)%	7%

Interest expense
Deposits	47,090	48,138	38,769	(2)%	21%
Repurchase agreements and
fed funds purchased	378	530	483	(29)%	(22)%
Junior subordinated debentures	4,492	4,444	3,856	1%	16%
Term debt	875	874	117	0%	648%

Total interest expense	52,835	53,986	43,225	(2)%	22%
Net interest income	71,453	73,875	73,289	(3)%	(3)%
Provision for loan and lease losses	17,814	20,420	125	(13)%	nm
Non-interest income
Service charges	8,478	8,448	7,435	0%	14%
Brokerage fees	2,444	2,498	2,241	(2)%	9%
Mortgage banking revenue	2,019	1,366	1,768	48%	14%
Loss on sale of securities	(3)	(13)	(20)	nm	nm
Other income	3,449	6,244	2,689	(45)%	28%

Total non-interest income	16,387	18,543	14,113	(12)%	16%

Non-interest expense
Salaries and benefits	27,692	28,005	27,315	(1)%	1%
Occupancy and equipment	9,011	9,166	8,845	(2)%	2%
Intangible amortization	1,694	1,767	1,195	(4)%	42%
Other	18,753	13,692	11,270	37%	66%
Merger related expenses	118	263	415	(55)%	(72)%

Total non-interest expense	57,268	52,893	49,040	8%	17%
Income before provision for income taxes	12,758	19,105	38,237	(33)%	(67)%
Provision for income tax	3,242	5,928	13,704	(45)%	(76)%

Net income	$9,516	$13,177	$24,533	(28)%	(61)%

Weighted average shares outstanding	59,939,649	60,489,522	58,045,755	(1)%	3%
Weighted average diluted shares outstanding	60,343,710	61,065,401	58,774,890	(1)%	3%

Earnings per share – Basic	$0.16	$0.22	$0.42	(27)%	(62)%
Earnings per share – Diluted	$0.16	$0.22	$0.42	(27)%	(62)%

nm = not meaningful

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2007 Results
January 24, 2008

Umpqua Holdings Corporation

Consolidated Statements of Income
(Unaudited)

	Twelve months ended:

Dollars in thousands, except per share data	Dec 31, 2007	Dec 31, 2006	% Change

Interest income
Loans and leases	$443,939	$372,201	19%
Interest and dividends on investments:
Taxable	34,891	27,370	27%
Exempt from federal income tax	5,822	3,882	50%
Dividends	325	285	14%
Temporary investments	3,415	2,203	55%

Total interest income	488,392	405,941	20%
Interest expense
Deposits	180,840	119,881	51%
Repurchase agreements and
fed funds purchased	2,135	6,829	(69)%
Trust preferred securities	16,821	14,215	18%
Other borrowings	2,642	2,892	(9)%

Total interest expense	202,438	143,817	41%
Net interest income	285,954	262,124	9%
Provision for loan and lease losses	41,730	2,552	1535%
Non-interest income
Service charges	32,126	26,975	19%
Brokerage fees	10,038	9,649	4%
Mortgage banking revenue	7,791	7,560	3%
Loss on sale of securities	(13)	(21)	nm
Other income	14,883	9,434	58%

Total non-interest income	64,825	53,597	21%
Non-interest expense
Salaries and benefits	112,864	98,840	14%
Occupancy and equipment	35,785	31,752	13%
Intangible amortization	6,094	3,728	63%
Other	56,057	42,856	31%
Merger related expenses	3,318	4,773	(30)%

Total noninterest expense	214,118	181,949	18%
Income before income taxes	94,931	131,220	(28)%
Provision for income tax	31,663	46,773	(32)%

Net income	$63,268	$84,447	(25)%

Weighted average shares outstanding	59,827,942	52,310,637	14%
Weighted average diluted shares outstanding	60,427,571	53,050,201	14%

Earnings per share – Basic	$1.06	$1.61	(34)%
Earnings per share – Diluted	$1.05	$1.59	(34)%

nm = not meaningful

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2007 Results
January 24, 2008

Umpqua Holdings Corporation Consolidated Balance Sheets (Unaudited)

				Sequential	Year over
				Quarter	Year
Dollars in thousands, except per share data	Dec 31, 2007	Sep 30, 2007	Dec 31, 2006	% Change	% Change

Assets:
Cash and due from banks	$188,782	$148,434	$169,769	27%	11%
Temporary investments	3,288	46,787	165,879	(93)%	(98)%
Investment securities:
Trading	2,837	4,144	4,204	(32)%	(33)%
Available for sale	1,050,756	911,883	715,187	15%	47%
Held to maturity	6,005	7,116	8,762	(16)%	(31)%
Loans held for sale	13,047	19,964	16,053	(35)%	(19)%
Loans and leases	6,055,635	6,079,435	5,361,862	0%	13%
Less: Allowance for loan and lease losses	(84,904)	(88,278)	(60,090)	(4)%	41%

Loans and leases, net	5,970,731	5,991,157	5,301,772	0%	13%
Restricted equity securities	15,273	15,297	15,255	0%	0%
Premises and equipment, net	106,267	107,189	101,830	(1)%	4%
Other real estate owned	6,943	10,310	--	(33)%	nm
Mortgage servicing rights, net	10,088	9,474	9,952	6%	1%
Goodwill and other intangibles	764,906	767,210	679,493	0%	13%
Other assets	201,130	186,846	156,080	8%	29%

Total assets	$8,340,053	$8,225,811	$7,344,236	1%	14%

Liabilities:
Deposits	$6,589,326	$6,518,217	$5,840,294	1%	13%
Securities sold under agreements
to repurchase	36,294	52,883	47,985	(31)%	(24)%
Fed funds purchased	69,500	20,000	--	248%	nm
Term debt	73,927	75,010	9,513	(1)%	677%
Junior subordinated debentures, at fair value	131,686	131,984	--	0%	nm
Junior subordinated debentures, at amortized cost	104,680	104,947	203,688	0%	nm
Other liabilities	94,702	89,580	86,545	6%	9%

Total liabilities	7,100,115	6,992,621	6,188,025	2%	15%

Shareholders' equity:
Common stock	988,780	987,543	930,867	0%	6%
Retained earnings	251,545	253,487	234,783	(1)%	7%
Accumulated other comprehensive loss	(387)	(7,840)	(9,439)	(95)%	(96)%

Total shareholders' equity	1,239,938	1,233,190	1,156,211	1%	7%

Total liabilities and shareholders' equity	$8,340,053	$8,225,811	$7,344,236	1%	14%

Common shares outstanding at period end	59,980,161	59,864,335	58,080,171	0%	3%
Book value per share	$20.67	$20.60	$19.91	0%	4%
Tangible book value per share	$7.92	$7.78	$8.21	2%	(3)%
Tangible equity	$475,032	$465,980	$476,718	2%	0%
Tangible equity to tangible assets	6.27%	6.25%	7.15%
nm = not meaningful

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2007 Results
January 24, 2008

Umpqua Holdings Corporation
Loan Portfolio – Total and by Region
(Unaudited)

				Sequential	Year over
Dollars in thousands				Quarter	Year
Loans and leases by class:	Dec 31, 2007	Sep 30, 2007	Dec 31, 2006	% Change	% Change

Total Consolidated:
Commercial real estate	$3,020,573	$3,071,588	$2,657,040	(1.7)%	13.7%
Residential real estate	379,804	379,657	320,413	0.0%	18.5%
Construction	1,187,984	1,191,757	1,203,657	(0.3)%	(1.3)%

Total real estate	4,588,361	4,643,002	4,181,110	(1.2)%	9.7%
Commercial	1,394,985	1,365,786	1,126,189	2.1%	23.9%
Leases	40,207	37,095	22,870	8.4%	75.8%
Installment and other	43,371	44,970	43,153	(3.6)%	0.5%
Deferred loan fees, net	(11,289)	(11,418)	(11,460)	(1.1)%	(1.5)%

Total loans and leases	$6,055,635	$6,079,435	$5,361,862	(0.4)%	12.9%

Oregon/Washington region:
Commercial real estate	$1,686,007	$1,710,224	$1,581,882	(1.4)%	6.6%
Residential real estate	256,781	250,751	212,074	2.4%	21.1%
Construction	671,619	631,087	546,961	6.4%	22.8%

Total real estate	2,614,407	2,592,062	2,340,917	0.9%	11.7%
Commercial	824,113	799,598	785,067	3.1%	5.0%
Leases	40,146	37,005	22,580	8.5%	77.8%
Installment and other	30,659	31,216	27,785	(1.8)%	10.3%
Deferred loan fees, net	(7,130)	(7,236)	(7,753)	(1.5)%	(8.0)%

Total loans and leases	$3,502,195	$3,452,645	$3,168,596	1.4%	10.5%

% of consolidated total	58%	57%	59%

California region:
Commercial real estate	$1,334,566	$1,361,364	$1,075,158	(2.0)%	24.1%
Residential real estate	123,023	128,906	108,339	(4.6)%	13.6%
Construction	516,365	560,670	656,696	(7.9)%	(21.4)%

Total real estate	1,973,954	2,050,940	1,840,193	(3.8)%	7.3%
Commercial	570,872	566,188	341,122	0.8%	67.4%
Leases	61	90	290	(32.2)%	(79.0)%
Installment and other	12,712	13,754	15,368	(7.6)%	(17.3)%
Deferred loan fees, net	(4,159)	(4,182)	(3,707)	(0.5)%	12.2%

Total loans and leases	$2,553,440	$2,626,790	$2,193,266	(2.8)%	16.4%

% of consolidated total	42%	43%	41%

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2007 Results
January 24, 2008

Umpqua Holdings Corporation
Credit Quality
(Unaudited)
				Sequential	Year over
	Quarter Ended	Quarter Ended	Quarter Ended	Quarter	Year
Dollars in thousands	Dec 31, 2007	Sep 30, 2007	Dec 31, 2006	% Change	% Change

Allowance for credit losses
Balance beginning of period	$88,278	$68,723	$60,475
Provision for loan and lease losses	17,814	20,420	125

Charge-offs	(21,733)	(1,414)	(1,618)	1437%	1243%
Less: Recoveries	545	549	1,108	(1)%	(51)%

Net charge-offs	(21,188)	(865)	(510)	2349%	4055%

Total Allowance for loan and lease losses	84,904	88,278	60,090	(4)%	41%
Reserve for unfunded commitments	1,182	1,246	1,313

Total Allowance for credit losses	$86,086	$89,524	$61,403	(4)%	40%

Net charge-offs to average
loans and leases (annualized)	1.38%	0.06%	0.04%
Recoveries to gross charge-offs	3%	39%	68%
Allowance for credit losses to
loans and leases	1.42%	1.47%	1.15%
Allowance for credit losses to
nonperforming loans	94%	130%	678%

Nonperforming loans to total loans and leases	1.50%	1.13%	0.17%
Nonperforming assets to total assets	1.18%	0.96%	0.12%

Nonperforming assets:
Loans on non-accrual status	$81,317	$67,419	$8,629	21%	842%
Loans past due 90+ days & accruing	9,782	1,488	429	557%	2180%

Total nonperforming loans	91,099	68,907	9,058	32%	906%
Other real estate owned	6,943	10,310	--	(33)%	nm

Total nonperforming assets	$98,042	$79,217	$9,058	24%	982%

nm = not meaningful

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2007 Results
January 24, 2008

Umpqua Holdings Corporation
Credit Quality (continued)
(Unaudited)

	Twelve Months ended:
Dollars in thousands	Dec 31, 2007	Dec 31, 2006	% Change

Allowance for credit losses
Balance beginning of period	$60,090	$43,885
Provision for loan and lease losses	41,730	2,552
Acquisitions	5,078	14,227

Charge-offs	(24,730)	(4,205)	488%
Less: Recoveries	2,736	3,631	(25)%

Net charge-offs	(21,994)	(574)	3732%

Total Allowance for loan and lease losses	84,904	60,090

Reserve for unfunded commitments	1,182	1,313

Total Allowance for credit losses	$86,086	$61,403

Net charge-offs to average
loans and leases	0.38%	0.01%
Recoveries to gross charge-offs	11%	86%

Umpqua Holdings Corporation
Deposits by Type
(Unaudited)

	Dec 31, 2007		Sep 30, 2007		Dec 31, 2006		Sequential	Year over
							Quarter	Year
Dollars in thousands	Amount	Mix	Amount	Mix	Amount	Mix	% Change	% Change

Demand, non interest-bearing	$1,272,872	19%	$1,294,334	20%	$1,222,107	21%	(1.7)%	4.2%
Demand, interest-bearing	2,948,035	45%	2,950,605	45%	2,490,386	43%	(0.1)%	18.4%
Savings	410,339	6%	358,825	6%	368,238	6%	14.4%	11.4%
Time	1,958,080	30%	1,914,453	29%	1,759,563	30%	2.3%	11.3%

Total Deposits	$6,589,326	100%	$6,518,217	100%	$5,840,294	100%	1.1%	12.8%

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2007 Results
January 24, 2008

Umpqua Holdings Corporation
Deposits/Core Deposits by Region
(Unaudited)

	Dec 31, 2007		Sep 30, 2007		Dec 31, 2006		Sequential	Year over
							Quarter	Year
Dollars in thousands	Amount	Mix	Amount	Mix	Amount	Mix	% Change	% Change

Deposits by region:
Oregon/Washington		$3,700,419 56%	$3,700,826	57%	$3,500,965	60%	0.0%	5.7%
California		2,888,907 44%	2,817,391	43%	2,339,329	40%	2.5%	23.5%

Total Deposits		$6,589,326 100%	$6,518,217	100%	$5,840,294	100%	1.1%	12.8%

Core deposits - ending (1):
Oregon/Washington		$3,137,684 58%	$3,183,550	58%	$3,044,448	61%	(1.4)%	3.1%
California		2,313,104 42%	2,270,478	42%	1,911,228	39%	1.9%	21.0%

Total Core deposits		$5,450,788 100%	$5,454,028	100%	$4,955,676	100%	(0.1)%	10.0%

% of total deposits	83%		84%		85%

Core deposits - average (1):
Oregon/Washington		$3,165,254 58%	$3,126,920	58%	$2,993,706	61%	1.2%	5.7%
California		2,335,719 42%	2,305,912	42%	1,884,907	39%	1.3%	23.9%

Total Core deposits		$5,500,973 100%	$5,432,832	100%	$4,878,613	100%	1.3%	12.8%

(1) Core deposits are defined as total deposits less time deposits greater than $100,000.

Umpqua Holdings Corporation
Organic Growth by Region
(Unaudited)

			Oregon/Washington	California			Total

Dollars in thousands		Loans	Deposits	Loans		Deposits	Loans	Deposits

Balance, 12/31/07		$3,502,195	$3,700,419	$2,553,440		$2,888,907	$6,055,635	$6,589,326

Less: 12/31/06 balance		3,168,596	3,500,965	2,193,266		2,339,329	5,361,862	5,840,294

Total growth for year		333,599	199,454	360,174		549,578	693,773	749,032

Less: acquisition		16,166	3,559	426,784		459,065	442,950	462,624

Organic Growth		$317,433	$195,895	$(66,610)		$90,513	$250,823	$286,408

Organic growth %		10.0%	5.6%	(3.0)%		3.9%	4.7%	4.9%
Acquisition growth %		0.5%	0.1%	19.4%		19.6%	8.2%	7.9%
Total growth %		10.5%	5.7%	16.4%		23.5%	12.9%	12.8%

Organic growth rate - 2007		10.0%	5.6%	(3.0)%		3.9%	4.7%	4.9%
Organic growth rate – 2006		18.1%	16.3%	(5.4)%		3.7%	10.7%	12.6%
Organic growth rate – 2005		13.3%	12.9%	12.7%		12.7%	13.1%	12.8%
Organic growth rate – 2004		17.7%	8.0%	4.7%		3.2%	20.2%	9.6%

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2007 Results
January 24, 2008

Umpqua Holdings Corporation
Selected Ratios
(Unaudited)

		Quarter Ended:		Sequential	Year over
				Quarter	Year
	Dec 31, 2007	Sep 30, 2007	Dec 31, 2006	Change	Change

Net Interest Spread:
Yield on loans and leases	7.28%	7.62%	7.91%	(0.34)	(0.63)
Yield on taxable investments	4.79%	4.83%	4.71%	(0.04)	0.08
Yield on tax-exempt investments (1)	5.58%	5.62%	5.51%	(0.04)	0.07
Yield on temporary investments	4.56%	5.18%	5.41%	(0.62)	(0.85)
Total yield on earning assets (1)	6.93%	7.24%	7.50%	(0.31)	(0.57)

Cost of interest bearing deposits	3.53%	3.69%	3.44%	(0.16)	0.09
Cost of securities sold under agreements
to repurchase and fed funds purchased	2.70%	3.28%	2.90%	(0.58)	(0.20)
Cost of term debt	4.63%	4.62%	4.19%	0.01	0.44
Cost of junior subordinated debentures	7.53%	7.59%	7.50%	(0.06)	0.03
Total cost of interest bearing liabilities	3.71%	3.86%	3.61%	(0.15)	0.10

Net interest spread (1)	3.22%	3.38%	3.89%	(0.16)	(0.67)
Net interest margin – Consolidated (1)	4.00%	4.20%	4.73%	(0.20)	(0.73)

Net interest margin – Bank (1)	4.24%	4.45%	4.97%	(0.21)	(0.73)

As reported:
Return on average assets	0.46%	0.64%	1.35%	(0.18)	(0.89)
Return on average tangible assets	0.50%	0.70%	1.49%	(0.20)	(0.99)
Return on average equity	3.04%	4.20%	8.47%	(1.16)	(5.43)
Return on average tangible equity	7.92%	10.92%	20.77%	(3.00)	(12.85)
Efficiency ratio – Consolidated	64.68%	56.83%	55.80%	7.85	8.88
Efficiency ratio – Bank	60.76%	55.57%	52.12%	5.19	8.64

Excluding merger related expense (2):
Return on average assets	0.46%	0.65%	1.37%	(0.19)	(0.91)
Return on average tangible assets	0.51%	0.71%	1.51%	(0.20)	(1.00)
Return on average equity	3.06%	4.25%	8.56%	(1.19)	(5.50)
Return on average tangible equity	7.97%	11.05%	20.98%	(3.08)	(13.01)
Efficiency ratio – Consolidated	64.55%	56.54%	55.33%	8.01	9.22
Efficiency ratio – Bank	60.64%	55.30%	51.66%	5.34	8.98

(1)	Tax exempt interest has been adjusted to a taxable equivalent basis using a 35% tax rate.
(2)	Excludes merger related expense, net of tax.

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2007 Results
January 24, 2008

Umpqua Holdings Corporation Selected Ratios (Unaudited)
	Twelve Months Ended:

	Dec 31, 2007	Dec 31, 2006	Change

Net Interest Spread:
Yield on loans and leases	7.61%	7.72%	(0.11)
Yield on taxable investments	4.74%	4.55%	0.19
Yield on tax-exempt investments (1)	5.52%	5.69%	(0.17)
Yield on temporary investments	5.00%	4.82%	0.18
Total yield on earning assets (1)	7.22%	7.32%	(0.10)

Cost of interest bearing deposits	3.63%	3.09%	0.54
Cost of securities sold under
agreements to repurchase and fed funds purchased	3.25%	4.09%	(0.84)
Cost of term debt	4.60%	4.93%	(0.33)
Cost of junior subordinated debentures	7.58%	7.56%	0.02
Total cost of interest bearing liabilities	3.80%	3.35%	0.45

Net interest spread (1)	3.42%	3.97%	(0.55)
Net interest margin – Consolidated (1)	4.24%	4.74%	(0.50)

Net interest margin – Bank (1)	4.49%	4.99%	(0.50)

As reported:
Return on average assets	0.80%	1.31%	(0.51)
Return on average tangible assets	0.88%	1.43%	(0.55)
Return on average equity	5.17%	8.70%	(3.53)
Return on average tangible equity	13.08%	20.84%	(7.76)
Efficiency ratio – Consolidated	60.62%	57.33%	3.29
Efficiency ratio – Bank	57.47%	53.43%	4.04

Excluding merger related expense (2):
Return on average assets	0.83%	1.35%	(0.52)
Return on average tangible assets	0.91%	1.48%	(0.57)
Return on average equity	5.34%	9.00%	(3.66)
Return on average tangible equity	13.50%	21.55%	(8.05)
Efficiency ratio – Consolidated	59.68%	55.82%	3.86
Efficiency ratio – Bank	56.55%	51.97%	4.58

(1)	Tax exempt interest has been adjusted to a taxable equivalent basis using a 35% tax rate.
(2)	Excludes merger related expense, net of tax.

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2007 Results
January 24, 2008

Umpqua Holdings Corporation
Average Balances
(Unaudited

		Quarter Ended:		Sequential	Year over
				Quarter	Year
Dollars in thousands	Dec 31, 2007	Sep 30, 2007	Dec 31, 2006	% Change	% Change

Temporary investments	$84,964	$71,165	$100,301	19%	(15)%
Investment securities, taxable	800,501	765,346	615,630	5%	30%
Investment securities, tax-exempt	169,609	159,998	117,595	6%	44%
Loans held for sale	15,123	10,732	17,936	41%	(16)%
Loans and leases	6,087,801	6,032,388	5,339,111	1%	14%

Total earning assets	7,157,998	7,039,629	6,190,573	2%	16%
Goodwill & other intangibles	766,109	766,591	680,030	0%	13%
Total assets	8,288,478	8,190,032	7,201,791	1%	15%

Non interest bearing demand deposits	1,304,484	1,319,280	1,228,026	(1)%	6%
Interest bearing deposits	5,288,940	5,171,123	4,474,364	2%	18%

Total deposits	6,593,424	6,490,403	5,702,390	2%	16%
Interest bearing liabilities	5,656,152	5,542,587	4,755,568	2%	19%

Total shareholders’ equity	1,243,095	1,245,390	1,148,682	0%	8%
Tangible equity	476,986	478,799	468,652	0%	2%

Umpqua Holdings Corporation
Average Balances
(Unaudited)

	Twelve Months Ended:

Dollars in thousands	Dec 31, 2007	Dec 31, 2006	% Change

Temporary investments	$68,297	$45,745	49%
Investment securities, taxable	743,266	607,267	22%
Investment securities, tax-exempt	149,291	97,723	53%
Loans held for sale	14,073	15,375	(8)%
Loans and leases	5,822,907	4,803,509	21%

Total earning assets	6,797,834	5,569,619	22%
Goodwill & other intangibles	739,086	565,167	31%
Total assets	7,897,568	6,451,660	22%

Non interest bearing demand deposits	1,263,873	1,121,171	13%
Interest bearing deposits	4,986,647	3,882,777	28%

Total deposits	6,250,520	5,003,948	25%
Interest bearing liabilities	5,331,620	4,296,287	24%

Total shareholders’ equity	1,222,628	970,394	26%
Tangible equity	483,542	405,227	19%

Umpqua Holdings Corporation Announces Fourth Quarter and Full Year 2007 Results
January 24, 2008

Umpqua Holdings Corporation
Mortgage Banking Activity
(unaudited)

		Quarter Ended:		Sequential	Year over
				Quarter	Year
Dollars in thousands	Dec 31, 2007	Sep 30, 2007	Dec 31, 2006	% Change	% Change

Mortgage Servicing Rights (MSR):
Mortgage loans serviced for others	$870,680	$877,648	$955,444	(1)%	(9)%

MSR Asset	$10,088	$9,474	$13,553	6%	nm
Less: Valuation reserve (1)	--	--	(3,601)	--	nm

MSR Asset net	$10,088	$9,474	$9,952	6%	1%

MSR net as % of serviced portfolio	1.16%	1.08%	1.04%

Mortgage Banking Revenue:
Origination and sale	$1,530	$1,468	$1,753	4%	(13)%
Servicing	601	546	639	10%	(6)%
Amortization of MSR (1)	--	--	(264)	--	nm
MSR valuation reserve change	--	--	(360)	--	nm
Change in fair value of MSR	222	(648)	--	(134)%	100%
Change in fair value of MSR hedge	(334)	--	--	nm	nm

Total Mortgage Banking Revenue	$2,019	$1,366	$1,768	48%	14%

	Twelve Months Ended:

Dollars in thousands	Dec 31, 2007	Dec 31, 2006	% Change

Mortgage Banking Revenue:
Origination and sale	$6,426	$7,354	(13)%
Servicing	2,455	2,631	(7)%
Amortization of MSR (1)	--	(1,198)	nm
MSR valuation reserve change	--	(1,227)	nm
Change in fair value of MSR	(756)	--	nm
Change in fair value of MSR hedge	(334)	--	nm

Total Mortgage Banking Revenue	$7,791	$7,560	3%

nm = not meaningful

(1) The Company adopted SFAS No. 156 effective January 1, 2007, resulting in elimination of the mortgage servicing right valuation reserve and MSR amortization.

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